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                                EXHIBIT 10(b)(6)

                       GENTEX CORPORATION GRANT AGREEMENT

DATE:    ____________________

Name:    ___________________________
Address: ___________________________
         ___________________________

Dear _____________:

Pursuant to the terms and conditions of the company's 2002 Non-Employee Director Plan (the "Plan"), you have been granted a Non-Qualified Stock Option to purchase ________ shares (the "Option") of stock as outlined below.

    Granted To:               _________________________

    SS #                      _________________________

    Grant Date:               _____________

    Option Price Per Share:   $___________      Total Cost to Exercise: $______

    Expiration Date:          ______________

    Vesting Schedule:         Non-Employee Director Vesting
                              _____________________________

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agreed to conform to all of the terms and conditions of the Option and the Plan.

Please return one signed copy of this agreement to Steve Dykman.

Signature: ________________________           Date: _________________
           (Name)

NOTE: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

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      1.OPTION PLAN. All of the defined terms contained in this Agreement shall have the same meaning as is set forth in the Gentex Corporation 2002 Non-employee Director Stock Option Plan (the "Plan"), and this Option Agreement (the "Agreement") is subject to the terms and provisions of that Plan, as amended from time to time. If any inconsistency exists between the provisions of this Agreement and the Plan, the Plan shall govern.

      2. OPTION GRANT. Effective as of the Grant Date, the Optionee has been granted an option to purchase that Number of Shares of the Company's common stock at the Exercise Price for a period ending on the Expiration Date, all as shown on the cover page hereof.

      3. EXERCISE. Options may not be exercised for fewer than the Minimum Shares per transaction specified on the cover page, and options shall become exercisable only in accordance with the Vesting Schedule specified on the cover page. Options shall be exercised by written notice to the Company stating the number of shares to be purchased, signed by the person exercising the option, and accompanied by payment of the full purchase price of the shares in cash or in shares of the Company's common stock, or by any combination of cash and stock. Options may be exercised only during periods beginning on the second business day following the date on which the Company releases for publication its annual or quarterly financial reports, and ending on the twelfth business day following that date. Promptly after exercise, the Company shall issue a stock certificate representing that number of shares to which the option was exercised.

      4. OPTIONEE'S AGREEMENT. In consideration of the granting of the option, the Optionee agrees to continue to serve as a director of the Company during the term for which he or she was elected.

      5. TRANSFERS. This Agreement and the option it represents shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative, except as hereinafter provided. Notwithstanding the previous sentence, this option may be transferred, in whole or in part, to the Optionee's spouse, and/or the Optionee's descendants and/or to a trust created primarily for the benefit of the Optionee, the Optionee's spouse and/or the Optionee's descendants ("Authorized Transfer"); provided, however, that no payment of anything of value shall be made to the Optionee in consideration of any such transfer, and no Authorized Transferee shall be entitled to make any further assignment or other transfer of the option. Any transferred option may be exercised during the Optionee's lifetime by the Authorized Transferee. Except as expressly provided above, this option shall not be transferred, assigned, pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, levy, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of this option contrary to the terms hereof, and any execution, levy attachment or similar process upon the option, shall render this option null and void and without effect.

      6. DEATH OF OPTIONEE. In the event of the Optionee's death, the Optionee, the Optionee's personal representative or legatee, or an Authorized Transferee, as the case may be, may exercise this option for a period of twelve
(12) months after the date of death or disability, to the extent then exercisable. In no event, however, shall this option be exercised after the Expiration Date.

                                                                   ____ INITIALS

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      7.    ADJUSTMENTS. In the event of any change in the number of outstanding shares or the Company's common stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, or exchange of shares, without the receipt of consideration by the Company, then the number of shares subject to this option, and the option price shall be appropriately adjusted as provided in the Plan.

      8. RIGHTS AS A SHAREHOLDER. Neither the Optionee nor a transferee of this option shall have any rights as a shareholder with respect to any shares covered hereby until the date he or she shall have become the holder of record of such shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in paragraph 7 above.

      9. TERMINATION. All or any portion of the option that is the subject to this Agreement, and all or any portion of any other option previously granted to the Optionee with respect to the Company's common stock, that remains unexercised at the time the Optionee's status as a director of the Company terminates for any reason other than death, shall automatically expire ninety
(90) days after the date of such termination and be of no further force or effect.

                                                                     __ INITIALS

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